EXHIBIT 99.2

FIRST AMENDMENT TO
AMENDED AND RESTATED FLOW SERVICING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED FLOW SERVICING AGREEMENT (“First Amendment”) dated as of August 1, 2006, by and between Citigroup Global Markets Realty Corp. (“Owner”) and Wells Fargo Bank, N.A. (“Servicer”).

WHEREAS, the Owner and the Servicer have entered into an Amended and Restated Flow Servicing Agreement dated as of March 1, 2006, as amended (the “Agreement”), which prescribes the manner of servicing and control of certain Mortgage Loans owned by the Owner and serviced by the Servicer;

WHEREAS, the Owner and the Servicer wish to amend provisions of the Agreement as provided herein; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

NOW THEREFORE, in consideration of the mutual premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner and the Servicer agree as follows:

1.             Section 4.01 (Servicer to Act as Servicer) of the Agreement is hereby amended by:

a. inserting the phrase “, other than Servicing Advances,” immediately after the words “any future advances”, in the first sentence of the second paragraph; and

b. inserting the phrase “, reduce or increase the outstanding principal balance” immediately after the phrase “forgive the payment of principal”, in the second sentence of the second paragraph; and

c. replacing the word “The” at the beginning of the third sentence of the second paragraph with “the” and inserting the phrase “In the event that no default exists or is imminent,” prior to the words “the Servicer shall request”.

2.             Section 4.02 (Liquidation of Mortgage Loans) of the Agreement is hereby amended by:

a. deleting the second and third sentences of the first paragraph of such Section and replacing them with the following:

In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings; and

b. inserting the following sentence at the end of the first paragraph:“

In addition, if the Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not exceed by an appreciable amount the costs and expenses of a foreclosure action, such Mortgage Loan will be charged-off and will become a liquidated loan. Once a Mortgage Loan has been charged off (a “Charged Off Loan”), the Servicer shall discontinue making Monthly Advances, and shall not be entitled to any additional servicing compensation. Prior to charging off any Mortgage Loan, the Servicer shall follow the procedures described below.

In connection with the foregoing, prior to charging off any Mortgage Loan, the Servicer shall submit to the Purchaser a request for a charge off of the related Mortgage Loan, which request shall include a financial analysis justifying such charge off (as opposed to pursuing a foreclosure action). Such analysis must include the documentation supporting the property value used in such determination. In addition, the request shall be submitted to the Purchaser or its designee in writing in the month prior to the month in which the Servicer is requesting the related charge off. The Purchaser or its designee shall respond to such charge off request within ten (10) Business Days following the submission of such request; provided that the Servicer shall not proceed with any such charge off in the event the Purchaser or its designee fails to respond within such ten (10) Business Day period. Once a Mortgage Loan is charged off, the Servicer shall notify the Purchaser or its designee in the report delivered pursuant to Section 5.02 of this Agreement.

The Servicer will not be entitled to any Servicing Fees or reimbursement of expenses in connection with any Charged Off Loans except to the extent of funds available from the aggregate amount of recoveries on such Charged Off Loan which may be paid to the Servicer in respect of any accrued and unpaid Servicing Fees. The Servicer will only be entitled to previously accrued Servicing Fees on any such Charged Off Loans and will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any recoveries on such Charged Off Loans (net of any such previously accrued and unpaid Servicing Fees) will be treated as Liquidation Proceeds distributable to the Purchaser.

The Purchaser may designate any servicer to service any such Charged Off Loan and may sell any such Charged Off Loan to a third party. Notwithstanding the foregoing, the procedures described above relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Purchaser, with the reasonable consent of Servicer.

3. Section 4.04 (Establishment of and Deposits to Custodial Account) of the Agreement is amended by deleting the reference to “one (1) Business Day” in the second paragraph thereof and replacing it with “two (2) Business Days”.

4. Section 4.06 (Establishment of and Deposits to Escrow Account) of the Agreement is amended by deleting the reference to “one (1) Business Day” in the second paragraph thereof and replacing it with “two (2) Business Days”.

5. Section 5.02 (Statements to the Owner) of the Agreement is deleted in its entirety and replaced with the following:

“With respect to the Owned Mortgage Loans and the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (B) of such definition, not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner a monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month. With respect to the Purchased Mortgage Loans that have the Principal Prepayment Period set forth in clause (A) of such definition not later than the tenth (10th) calendar day of each month, the Servicer shall furnish to the Owner a preliminary monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month and a final monthly remittance advice, with a trial balance report attached thereto, as to the remittance period ending on the last day of the preceding month two (2) Business Days following the end of the Principal Prepayment Period.”

6. Section 6.02 (Satisfaction of Mortgages and Release of Retained Mortgage Files) of the Agreement is amended by:

a. deleting the first sentence of the second paragraph in its entirety and replace it with the following:

“With respect to each Owned Mortgage Loan, if the Servicer satisfies or releases the lien of a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Owner.”

b. deleting the first sentence of the third paragraph in its entirety and replace it with the following:

"With respect to each Purchased Mortgage Loan, if the Servicer satisfies or releases the lien of a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to the terms of this Agreement) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, upon written demand of the Owner, the Servicer shall deposit in the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release.”

7. Section 6.05 (Annual Independent Public Accountant’s Servicing Report) of the Agreement is deleted in its entirety and replace with the following:

“[RESERVED]”

8. Section 6.06 (Report on Assessment of Compliance and Attestation) of the Agreement is amended by replacing the subclause (a) with the following:

“(a) On or before March 1 of each calendar year, commencing in 2007, the Servicer shall:”

9. Except as modified by this First Amendment, all terms, conditions, representations and warranties of the Agreement and any previously executed amendments or related agreements shall remain in full force and effect. If any term or condition of this First Amendment is in conflict with any term or condition of the Agreement, the terms of this First Amendment shall control.

10. This First Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[Signatures Follow]

IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed to the First Amendment by their respective officers, duly authorized as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.	WELLS FARGO BANK, N.A.
Owner	Servicer

By:	/s/ Richard Annichiarico	By:	/s/ Kelly Butler

Name:	Richard Annichiarico	Name:	Kelly Butler

Title:	Authorized Agent	Title:	Assistant Vice President